Exhibit 10.34



                          RARE MEDIUM GROUP, INC.
                         EQUITY PARTICIPATION PLAN


     1. Purpose. The purpose of the Rare Medium Group, Inc. Equity Participation Plan is to provide incentive for selected employees of Rare Medium Group, Inc. (the "Company"), its subsidiaries and the entities in which the Company invests by providing long term compensation tied to the value of the Company's investment in such entities.

     2.   Definitions. For purposes of this Plan:

     (1)  "Board" means the Board of Directors of the Company.

     (2) "Committee" means the Compensation Committee of the Board or such other committee established by the Board to administer this Plan.

     (3)  "Company" means Rare Medium Group, Inc., a Delaware corporation.

     (4) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (5) "Fair Market Value" means, with respect to Liquid Securities and Investment Shares (collectively, for purposes of this definition, "Securities"), the fair market value thereof as determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of any Securities as of a particular date means (i) the closing sales price of such Securities on the national securities exchange on which such Securities are principally traded, for the last preceding date on which there was a sale of such Securities on such exchange, or (ii) if such Securities are then traded in an over-the-counter market, the average of the closing bid and asked prices for such Securities in such over-the-counter market for the last preceding date on which there was a sale of such Securities in such market, or (iii) if such Securities are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     (6) "Investee" means an entity in which the Company invests in the equity securities thereof.

     (7) "Investment" means, with respect to an Investee, the aggregate investment made by the Company in the Investment Shares of such Investee.(1)

     (8) "Investment Shares" means, with respect to an Investee, the equity securities of such Investee owned by the Company.

     (9) "Liquid Securities" means securities that are registered pursuant to the Exchange Act and received by the Company in connection with a Liquidity Event.

     (10) "Liquidity" means the amount of cash and cash equivalents and the Fair Market Value of any Liquid Securities received by the Company in connection with a Liquidity Event, determined as of the date of such Liquidity Event.

     (11) "Liquidity Event" means an initial public offering, merger, private sale or other event that results in the Company receiving cash or Liquid Securities, directly or indirectly, in exchange for any Investment Share.

     (12) "Participant" means an employee of the Company or of any Subsidiary or Investee who is selected by the Committee to participate in the Plan with respect to a Performance Cycle.

     (13) "Participation Unit" means a unit representing an interest in a Performance Cycle.

     (14) "Performance Cycle" means the three-year period commencing on January 1, 2000, and each three-year period commencing on each January 1 thereafter. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine to change the commencement date of a Performance Cycle, to add additional Performance Cycles with commencement dates other than January 1, to change the ending date of an existing Performance Cycle or to make new Performance Cycles with a period of less than or more than three years.

     (15) "Plan" means this Rare Medium Group, Inc. Equity Participation Plan, as it may be amended from time to time.

     (16) "Subsidiary" means any entity, 50% or more of the equity interests of which are owned, directly or indirectly, by the Company.

     3. Administration. The Plan shall be administered by the Committee. In addition to the other powers granted to the Committee hereunder, the Committee shall have the authority to interpret the Plan and, subject to the express provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each determination made or action taken by the Committee pursuant to the Plan, including any interpretation of the Plan, shall be final and conclusive for all purposes and upon all persons, including but not limited to the Company, the Committee, the Board, each Participant and each other employee of the Company, its Subsidiaries and Investees.

     4. Participation; Grants of Participation Units. Prior to the first day of each Performance Cycle, the Committee shall determine the Participants for such Performance Cycle, the aggregate number of Participation Units to be designated with respect to such Performance Cycle, the number of Participation Units to be awarded to each Participant with respect to such Performance Cycle and the number and identity of the Investment Shares upon which the value of the Performance Units with respect to such Performance Cycle will be based. The Committee may, in its discretion, designate additional Participants (to the extent that there are Performance Units designated by the Committee with respect to such Performance Cycle that have not previously been awarded or have been forfeited in accordance with Section 5 below), award additional Performance Units (to the extent that there are Performance Units designated by the Committee with respect to such Performance Cycle that have not previously been awarded or have been forfeited in accordance with Section 5 below) and/or designate additional Investment Shares with respect to a Performance Cycle after such Performance Cycle has commenced; provided, however, that in no event may the Committee increase the maximum number of Performance Units that may be awarded with respect to a Performance Cycle after such Performance Cycle has commenced.

     5. Vesting of Award. A Participant will become vested in the Performance Unit awarded to such Participant with respect to a Performance Cycle only if such Participant is still employed by the Company or any of its Subsidiaries or Investees on the last day of such Performance Cycle. Any Performance Unit held by a Participant whose employment with the Company, its Subsidiaries and any Investee terminates for any reason prior to the last day of such Performance Cycle shall be immediately forfeited.

     6.   Payment of Awards.

         (1) Timing and Form. The Company shall make payments to a Participant with respect to a particular Investee included in a Performance Cycle as soon as practicable following each Liquidity Event with respect to such Investee, but in no event prior to the end of such Performance Cycle. The payments made hereunder shall be in cash, in shares of common stock of the Company or in a combination of cash and shares of the common stock of the Company, as determined by the Committee in its sole discretion. (1)

         (2) Amount. The amount of each payment to a Participant shall be calculated separately with respect to each Investee included in the Performance Cycle and shall be equal to (1) the excess, if any, of the aggregate Liquidity realized by the Company in respect of the Applicable Percentage of the Investment Shares related to such Investee with respect to which a Liquidity Event has occurred over the Fair Market Value of such Investment Shares on the first day of the Performance Cycle (or on such later date on which such Investment Shares were designated by the Committee with respect to such Performance Cycle) divided by (2) the total number of Participation Units designated with respect to such Performance Cycle and multiplied by (3) the number of Participation Units held by such participant with respect to such Performance Cycle. For purposes of the foregoing, "Applicable Percentage" shall mean the percentage of Investment Shares relating to the Investee with respect to which the Company has received cash or Liquid Securities in connection with the Liquidity Event in respect of which the distribution is being made.

     7. Amendment and Termination. The Board may terminate the Plan at any time or amend the Plan at any time, in whole or in part, in its discretion; provided, however, that no such amendment or termination shall adversely affect any Participation Units then outstanding with respect to any Performance Cycle ended prior to the date of such amendment or termination.

     8. Withholding. The Company shall be entitled to deduct and withhold from any payment made to a Participant such amount as may be required by any federal, state or local tax rules or regulations.

     9. No Right to Employment. Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefits shall be construed as giving any Participant the right to be retained in the service of the Company, any Subsidiary or any Investee and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     10. Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     11. Interest Not Transferable. The interests of a Participant under the Plan may not be assigned, alienated, transferred or encumbered, any attempt to do so will be null and void.

     12. Company's Obligations. The Company, and not the Committee or any member thereof, shall be liable for any and all claims made in connection with the Plan and for any and all payments to which any Participant may be entitled under the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts due hereunder.

     13. Effective Date. The Plan shall be effective as of January 1, 2000.

     14. Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     15. Governing Law. This Plan shall be construed and enforced according to the laws of the State of New York, without regard to its principles of conflict of laws.